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                                                                  EXHIBIT (A)(7)

                                                      Department of the Treasury
                                                        INTERNAL REVENUE SERVICE

                          INSTRUCTIONS FOR FORM W-8BEN
                               (Rev. August 2001)

             (Use with the December 2000 revision of Form W-8BEN.) CERTIFICATE OF FOREIGN STATUS OF BENEFICIAL OWNER FOR UNITED STATES TAX
                                  WITHHOLDING
  Section references are to the Internal Revenue Code unless otherwise noted.
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GENERAL INSTRUCTIONS

NOTE: For definitions of terms used throughout these instructions, see Definitions on pages 2 and 3.

PURPOSE OF FORM. Foreign persons are subject to U.S. tax at a 30% rate on income they receive from U.S. sources that consists of:

- Interest (including certain original issue discount (OID));
- Dividends;
- Rents;
- Royalties;
- Premiums;
- Annuities;
- Compensation for, or in expectation of, services performed;
- Substitute payments in a securities lending transaction;
or
- Other fixed or determinable annual or periodical gains, profits, or income.

This tax is imposed on the gross amount paid and is generally collected by withholding on that amount. A payment is considered to have been made whether it is made directly to the beneficial owner or to another person, such as an intermediary, agent, or partnership, for the benefit of the beneficial owner.

If you receive certain types of income, you must provide Form W-8BEN to:

- Establish that you are not a U.S. person;
- Claim that you are the beneficial owner of the income for which Form W-8BEN is being provided; and
- If applicable, claim a reduced rate of, or exemption from, withholding as a resident of a foreign country with which the United States has an income tax treaty.

You may also be required to submit Form W-8BEN to claim an exception from domestic information reporting and backup withholding for certain types of income that are not subject to foreign-person withholding. Such income includes:

- Broker proceeds.
- Short-term (183 days or less) original issue discount (OID).
- Bank deposit interest.
- Foreign source interest, dividends, rents, or royalties.
- Proceeds from a wager placed by a nonresident alien individual in the games of blackjack, baccarat, craps, roulette, or big-6 wheel.

You may also use Form W-8BEN to certify that income from a notional principal contract is not effectively connected with the conduct of a trade or business in the United States.

A withholding agent or payer of the income may rely on a properly completed Form W-8BEN to treat a payment associated with the Form W-8BEN as a payment to a foreign person who beneficially owns the amounts paid. If applicable, the withholding agent may rely on the Form W-8BEN to apply a reduced rate of withholding at source.

Provide Form W-8BEN to the withholding agent or payer before income is paid or credited to you. Failure to provide a Form W-8BEN when requested may lead to withholding at a 30% rate (foreign-person withholding) or the backup withholding rate.

NOTE: For additional information and instructions for the withholding agent, see the INSTRUCTIONS FOR THE REQUESTER OF FORMS W-8BEN, W-8ECI, W-8EXP, AND W-8IMY.

WHO MUST FILE. You must give Form W-8BEN to the withholding agent or payer if you are a foreign person and you are the beneficial owner of an amount subject to withholding. Submit Form W-8BEN when requested by the withholding agent or payer whether or not you are claiming a reduced rate of, or exemption from, withholding.

  DO NOT USE FORM W-8BEN IF:
- You are a U.S. citizen (even if you reside outside the United States) or other U.S. person (including a resident alien individual). Instead, use FORM W-9, Request for Taxpayer Identification Number and Certification.
- You are a disregarded entity with a single owner that is a U.S. person and you are not a hybrid entity claiming treaty benefits. Instead, provide Form W-9.
- You are a nonresident alien individual who claims exemption from withholding on compensation for independent or dependent personal services performed in the United States. Instead, provide FORM 8233, Exemption from Withholding on Compensation for Independent (and Certain Dependent) Personal Services of a Nonresident Alien Individual, or FORM W-4, Employee's Withholding Allowance Certificate.
- You are receiving income that is effectively connected with the conduct of a trade or business in the United States. Instead, provide FORM W-8ECI, Certificate of Foreign Person's Claim for Exemption From Withholding on Income Effectively Connected With the Conduct of a Trade or Business in the United States. If any of the income for which you have provided a Form W-8BEN becomes effectively connected, this is a change in circumstances and Form W-8BEN is no longer valid. You must file Form W-8ECI. See CHANGE IN CIRCUMSTANCES BELOW.
- You are filing for a foreign government, international organization, foreign central bank of issue, foreign tax-exempt organization, foreign private foundation, or government of a U.S. possession claiming the applicability of section 115(2), 501(c), 892, 895, or 1443(b). Instead, provide FORM W-8EXP, Certificate of Foreign Government or Other Foreign Organization for United States Tax Withholding. However, you should use Form W-8BEN if you are claiming treaty benefits or are providing the form only to claim you are a foreign person exempt from backup withholding. You should use Form W-8ECI if you received effectively connected income (for example, income from commercial activities).
- You are a foreign flow-through entity, other than a hybrid entity, claiming treaty benefits. Instead, provide FORM W-8IMY, Certificate of Foreign Intermediary, Foreign Flow-Through Entity, or Certain U.S. Branches for United States Tax Withholding. However, if you are a partner, beneficiary, or owner of a flow-through entity and you are not yourself a flow-through entity, you may be required to furnish a Form W-8BEN to the flow-through entity.
- You are a reverse hybrid entity transmitting beneficial owner documentation provided by your interest holders to claim treaty benefits on their behalf. Instead, provide Form W-8IMY.
- You are a withholding foreign partnership or a withholding foreign trust. A withholding foreign partnership or a withholding foreign trust is a foreign partnership or trust that has entered into a withholding agreement with the IRS under which it agrees to assume primary withholding responsibility for each partner's, beneficiary's, or owner's distributive share of income subject to withholding that is paid to the partnership or trust. Instead, provide Form W-8IMY.
- You are acting as an intermediary (that is, acting not for your own account, but for the account of others as an agent, nominee, or custodian). Instead, provide Form W-8IMY.

GIVING FORM W-8BEN TO THE WITHHOLDING AGENT. DO NOT send Form W-8BEN to the IRS. Instead, give it to the person who is requesting it from you. Generally, this will be the person from whom you receive the payment or who credits your account. Give Form W-8BEN to the person requesting it before the payment is made to you or credited to your account. If you do not provide this form, the withholding agent may have to withhold at a 30% rate (foreign-person withholding) or backup withholding rate. If you receive more than one type of income from a single withholding agent for which you claim different benefits, the withholding agent may, at its option, require you to submit a Form W-8BEN for each different type of income. Generally, a separate Form W-8BEN must be given to each withholding agent.

NOTE: If you own the income or account jointly with one or more other persons, the income or account will be treated by the withholding agent as owned by a foreign person if Forms W-8BEN are provided by all of the owners. If the withholding agent receives a Form W-9 from any of the joint owners, the payment must be treated as made to a U.S. person.

                                Cat. No. 25576H
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CHANGE IN CIRCUMSTANCES.  If a change in circumstances makes any information on the Form W-8BEN you have submitted incorrect, you must notify the withholding agent or payer within 30 days of the change in circumstances and you must file a new Form W-8BEN or other appropriate form.

If you use Form W-8BEN to certify that you are a foreign person, a change of address to an address in the United States is a change in circumstances. Generally, a change of address within the same foreign country or to another foreign country is not a change in circumstances. However, if you use Form W-8BEN to claim treaty benefits, a move to the United States or outside the country where you have been claiming treaty benefits is a change in circumstances. In that case, you must notify the withholding agent or payer within 30 days of the move.

If you become a U.S. citizen or resident after you submit Form W-8BEN, you are no longer subject to the 30% foreign-person withholding rate. You must notify the withholding agent or payer within 30 days of becoming a U.S. citizen or resident. You may be required to provide a Form W-9. For more information, see Form W-9 and instructions.

EXPIRATION OF FORM W-8BEN. Generally, a Form W-8BEN provided without a U.S. taxpayer identification number (TIN) will remain in effect for a period starting on the date the form is signed and ending on the last day of the third succeeding calendar year, unless a change in circumstances makes any information on the form incorrect. For example, a Form W-8BEN signed on September 30, 2001, remains valid through December 31, 2004. A Form W-8BEN furnished with a U.S. TIN will remain in effect until a change in circumstances makes any information on the form incorrect, provided that the withholding agent reports on Form 1042-S at least one payment annually to the beneficial owner who provided the Form W-8BEN. See Line 6 on page 4 for circumstances under which you must provide a U.S. TIN.

DEFINITIONS

BENEFICIAL OWNER. For payments other than those for which a reduced rate of withholding is claimed under an income tax treaty, the beneficial owner of income is generally the person who is required under U.S. tax principles to include the income in gross income on a tax return. A person is not a beneficial owner of income, however, to the extent that person is receiving the income as a nominee, agent, or custodian, or to the extent the person is a conduit whose participation in a transaction is disregarded. In the case of amounts paid that do not constitute income, beneficial ownership is determined as if the payment were income.

Foreign partnerships, foreign simple trusts, and foreign grantor trusts are not the beneficial owners of income paid to the partnership or trust. The beneficial owners of income paid to a foreign partnership are generally the partners in the partnership, provided that the partner is not itself a partnership, foreign simple or grantor trust, nominee or other agent. The beneficial owners of income paid to a foreign simple trust (that is, a foreign trust that is described in section 651(a)) are generally the beneficiaries of the trust, if the beneficiary is not a foreign partnership, foreign simple or grantor trust, nominee or other agent. The beneficial owners of a foreign grantor trust (that is, a foreign trust to the extent that all or a portion of the income of the trust is treated as owned by the grantor or another person under sections 671 through 679) are the persons treated as the owners of the trust. The beneficial owners of income paid to a foreign complex trust (that is, a foreign trust that is not a foreign simple trust or foreign grantor trust) is the trust itself.

The beneficial owner of income paid to a foreign estate is the estate itself.

NOTE: A payment to a U.S. partnership, U.S. trust, or U.S. estate is treated as a payment to a U.S. payee that is not subject to 30% foreign-person withholding. A U.S. partnership, trust, or estate should provide the withholding agent with a Form W-9.

FOREIGN PERSON. A foreign person includes a nonresident alien individual, a foreign corporation, a foreign partnership, a foreign trust, a foreign estate, and any other person that is not a U.S. person. It also includes a foreign branch or office of a U.S. financial institution or U.S. clearing organization if the foreign branch is a qualified intermediary. Generally, a payment to a U.S. branch of a foreign person is a payment to a foreign person.

NONRESIDENT ALIEN INDIVIDUAL. Any individual who is not a citizen or resident of the United States is a nonresident alien individual. An alien individual meeting either the "green card test" or the "substantial presence test" for the calendar year is a resident alien. Any person not meeting either test is a nonresident alien individual. Additionally, an alien individual who is a resident of a foreign country under the residence article of an income tax treaty, or an alien individual who is a resident of Puerto Rico, Guam, the Commonwealth of the Northern Mariana Islands, the U.S. Virgin Islands, or American Samoa is a nonresident alien individual. SEE PUB. 519, U.S. Tax Guide for Aliens, for more information on resident and nonresident alien status.

NOTE: Even though a nonresident alien individual married to a U.S. citizen or resident alien may choose to be treated as a resident alien for certain purposes (for example, filing a joint income tax return), such individual is still treated as a nonresident alien for withholding tax purposes on all income except wages.

FLOW-THROUGH ENTITY. A flow-through entity is a foreign partnership (other than a withholding foreign partnership), a foreign simple or foreign grantor trust (other than a withholding foreign trust), or, for payments for which a reduced rate of withholding is claimed under an income tax treaty, any entity to the extent the entity is considered to be fiscally transparent (see below) with respect to the payment by an interest holder's jurisdiction.

HYBRID ENTITY. A hybrid entity is any person (other than an individual) that is treated as fiscally transparent (see below) in the United States but is not treated as fiscally transparent by a country with which the United States has an income tax treaty. Hybrid entity status is relevant for claiming treaty benefits. See LINE 9C on page 5.

REVERSE HYBRID ENTITY. A reverse hybrid entity is any person (other than an individual) that is not fiscally transparent under U.S. tax law principles but that is fiscally transparent under the laws of a jurisdiction with which the United States has an income tax treaty. See Line 9c on page 5.

FISCALLY TRANSPARENT ENTITY. An entity is treated as fiscally transparent with respect to an item of income for which treaty benefits are claimed to the extent that the interest holders in the entity must, on a current basis, take into account separately their shares of an item of income paid to the entity, whether or not distributed, and must determine the character of the items of income as if they were realized directly from the sources from which realized by the entity. For example, partnerships, common trust funds, and simple trusts or grantor trusts are generally considered to be fiscally transparent with respect to items of income received by them.

DISREGARDED ENTITY. A business entity that has a single owner and is not a corporation under Regulations section 301.7701-2(b) is disregarded as an entity separate from its owner.

AMOUNTS SUBJECT TO WITHHOLDING. Generally, an amount subject to withholding is an amount from sources within the United States that is fixed or determinable annual or periodical (FDAP) income. FDAP income is all income included in gross income, including interest (as well as OID), dividends, rents, royalties, and compensation. FDAP income does not include most gains from the sale of property (including market discount and option premiums).

WITHHOLDING AGENT. Any person, U.S. or foreign, that has control, receipt, or custody of an amount subject to withholding or who can disburse or make payments of an amount subject to withholding is a withholding agent. The withholding agent may be an individual, corporation, partnership, trust, association, or any other entity, including (but not limited to) any foreign intermediary, foreign partnership, and U.S. branches of certain foreign banks and insurance companies. Generally, the person who pays (or causes to be paid) the amount subject to withholding to the foreign person (or to its agent) must withhold.

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SPECIFIC INSTRUCTIONS

NOTE: A hybrid entity should give Form W-8BEN to a withholding agent only for income for which it is claiming a reduced rate of withholding under an income tax treaty. A reverse hybrid entity should give Form W-8BEN to a withholding agent only for income for which no treaty benefit is being claimed.

PART I

LINE 1. Enter your name. If you are a disregarded entity with a single owner who is a foreign person and you are not claiming treaty benefits as a hybrid entity, this form should be completed and signed by your foreign single owner. If the account to which a payment is made or credited is in the name of the disregarded entity, the foreign single owner should inform the withholding agent of this fact. This may be done by including the name and account number of the disregarded entity on line 8 (reference number) of the form. However, if you are a disregarded entity that is claiming treaty benefits as a hybrid entity, this form should be completed and signed by you.

LINE 2. If you are a corporation, enter the country of incorporation. If you are another type of entity, enter the country under whose laws you are created, organized, or governed. If you are an individual, enter N/A (for "not applicable").

LINE 3. Check the ONE box that applies. By checking a box, you are representing that you qualify for this classification. You must check the box that represents your classification (for example, corporation, partnership, trust, estate, etc.) under U.S. tax principles. DO NOT check the box that describes your status under the law of the treaty country. If you are a partnership or disregarded entity receiving a payment for which treaty benefits are being claimed, you MUST check the "Partnership" or "Disregarded entity" box. If you are a sole proprietor, check the "Individual" box, not the "Disregarded entity" box.

[Caution Icon]
         Only entities that are tax-exempt under section 501 should check the "Tax-exempt organizations" box. Such organizations should use Form W-8BEN only if they are claiming a reduced rate of withholding under an income tax treaty or some code exception other than section 501. Use
Form W-8EXP if you are claiming an exemption from withholding under section 501.

LINE 4. Your permanent residence address is the address in the country where you claim to be a resident for purposes of that country's income tax. If you are giving Form W-8BEN to claim a reduced rate of withholding under an income tax treaty, you must determine your residency in the manner required by the treaty. Do not show the address of a financial institution, a post office box, or an address used solely for mailing purposes. If you are an individual who does not have a tax residence in any country, your permanent residence is where you normally reside. If you are not an individual and you do not have a tax residence in any country, the permanent residence address is where you maintain your principal office.

LINE 5. Enter your mailing address only if it is different from the address you show on line 4.

LINE 6. If you are an individual, you are generally required to enter your social security number (SSN). To apply for an SSN, get FORM SS-5 from a Social Security Administration (SSA) office. Fill in Form SS-5 and return it to the SSA.

If you do not have an SSN and are not eligible to get one, you must get an individual taxpayer identification number (ITIN). TO APPLY FOR AN ITIN, file FORM W-7 with the IRS. It usually takes 4-6 weeks to get an ITIN.

If you are not an individual (for example, a foreign estate or trust), or you are an individual who is an employer or who is engaged in a U.S. trade or business as a sole proprietor, use FORM SS-4, Application for Employer Identification Number, to obtain an EIN. If you are a disregarded entity claiming treaty benefits as a hybrid entity, enter YOUR EIN.

You MUST provide a U.S. taxpayer identification number (TIN) if you are:

1. Claiming an exemption from withholding under section 871(f) for certain annuities received under qualified plans, or

2. A foreign grantor trust with 5 or fewer grantors, or

3. Claiming benefits under an income tax treaty.

However, a U.S. TIN is not required to be shown in order to claim treaty benefits on the following items of income:

- Dividends and interest from stocks and debt obligations that are actively traded;
- Dividends from any redeemable security issued by an investment company registered under the Investment Company Act of 1940 (mutual fund);
- Dividends, interest, or royalties from units of beneficial interest in a unit investment trust that are (or were upon issuance) publicly offered and are registered with the SEC under the Securities Act of 1933; and
- Income related to loans of any of the above securities.

NOTE: You may want to obtain and provide a U.S. TIN on Form W-8BEN even though it is not required. A Form W-8BEN containing a U.S. TIN remains valid for as long as your status and the information relevant to the certifications you make on the form remain unchanged provided at least one payment is reported to you annually on Form 1042-S.

LINE 7. If your country of residence for tax purposes has issued you a tax identifying number, enter it here. For example, if you are a resident of Canada, enter your Social Insurance Number.

LINE 8. This line may be used by the filer of Form W-8BEN or by the withholding agent to whom it is provided to include any referencing information that is useful to the withholding agent in carrying out its obligations. For example, withholding agents who are required to associate the Form W-8BEN with a particular Form W-8IMY may want to use line 8 for a referencing number or code that will make the association clear. A beneficial owner may use line 8 to include the number of the account for which he or she is providing the form. A foreign single owner of a disregarded entity may use line 8 to inform the withholding agent that the account to which a payment is made or credited is in the name of the disregarded entity (see instructions for line 1 on page 3).

PART II

LINE 9A. Enter the country where you claim to be a resident for income tax treaty purposes. For treaty purposes, a person is a resident of a treaty country if the person is a resident of that country under the terms of the treaty.

LINE 9B. If you are claiming benefits under an income tax treaty, you must have a U.S. TIN unless one of the exceptions listed under Line 6 above applies.

LINE 9C. An entity (but not an individual) that is claiming a reduced rate of withholding under an income tax treaty must represent that it (A) derives the item of income for which the treaty benefit is claimed and (B) meets the limitation on benefits provisions contained in the treaty, if any.

An item of income may be derived by either the entity receiving the item of income or by the interest holders in the entity or, in certain circumstances, both. An item of income paid to an entity is considered to be derived by the entity only if the entity is not fiscally transparent under the laws of the entity's jurisdiction with respect to the item of income. An item of income paid to an entity shall be considered to be derived by the interest holder in the entity only if (A) the interest holder is not fiscally transparent in its jurisdiction with respect to the item of income and (B) the entity is considered to be fiscally transparent under the laws of the interest holder's jurisdiction with respect to the item of income. An item of income paid directly to a type of entity specifically identified in a treaty as a resident of a treaty jurisdiction is treated as derived by a resident of that treaty jurisdiction.

If an entity is claiming treaty benefits on its own behalf, it should complete Form W-8BEN. If an interest holder in an entity that is considered fiscally transparent in the interest holder's jurisdiction is claiming a treaty benefit, the interest holder should complete Form W-8BEN on its own behalf and the fiscally transparent entity should associate the interest holder's Form W-8BEN with a Form W-8IMY completed by the entity.

NOTE: An income tax treaty may not apply to reduce the amount of any tax on an item of income received by an entity that is treated as a domestic corporation for U.S. tax purposes. Therefore, neither the domestic corporation nor its shareholders are entitled to the benefits of a reduction of U.S. income tax on an item of income received from U.S. sources by the corporation.

To determine whether an entity meets the limitation on benefits provisions of a treaty, you must consult the specific provisions or articles under the treaties. Income tax treaties are available on the IRS Web Site at www.irs.gov/in_info/treaties.html.

NOTE: If you are an entity that derives the income as a resident of a treaty country, you may check this box if the applicable income tax treaty does not contain a "limitation on benefits" provision.

LINE 9D. If you are a foreign corporation claiming treaty benefits under an income tax treaty that entered into force before January 1, 1987 (and has not been renegotiated) on (A) U.S. source dividends paid to you by another foreign corporation or (B) U.S. source interest paid to you by a U.S. trade or business of another foreign corporation, you must generally be a "qualified resident" of a treaty country. See section 884 for the definition of interest paid by a U.S. trade or business of a foreign corporation ("branch interest") and other applicable rules.

In general, a foreign corporation is a qualified resident of a country if one or more of the following applies:

- It meets a 50% ownership and base erosion test.
- It is primarily and regularly traded on an established securities market in its country of residence or the United States.
- It carries on an active trade or business in its country of residence.
- It gets a ruling from the IRS that it is a qualified resident.

See Regulations section 1.884-5 for the requirements that must be met to satisfy each of these tests.

[Caution Icon]
         If you are claiming treaty benefits under an income tax treaty entered into force after December 31, 1986, do not check box 9d. Instead, check box 9c.

LINE 9E. Check this box if you are related to the withholding agent within the meaning of section 267(b) or 707(b) and the aggregate amount subject to withholding received during the calendar year exceeds $500,000. Additionally, you must file FORM 8833, Treaty-Based Return Position Disclosure Under Section 6114 or 7701(b).

LINE 10. Line 10 must be used ONLY if you are claiming treaty benefits that require that you meet conditions not covered by the representations you make in lines 9a through 9e. However, this line should always be completed by foreign students and researchers claiming treaty benefits. See SCHOLARSHIP AND FELLOWSHIP GRANTS below for more information.

Additional examples of persons who should complete this line are:

1. Exempt organizations claiming treaty benefits under the exempt organization articles of the treaties with Canada, Mexico, Germany, and the Netherlands.

2. Persons claiming an exemption under a personal services article that contains a monetary threshold.

3. Foreign corporations that are claiming a preferential rate applicable to dividends based on ownership of a specific percentage of stock.
4. Persons claiming treaty benefits on royalties if the treaty contains different withholding rates for different types of royalties.

This line is generally not applicable to claiming treaty benefits under an interest or dividends (other than dividends subject to a preferential rate based on ownership) article of a treaty.

SCHOLARSHIP AND FELLOWSHIP GRANTS. A nonresident alien student (including a trainee or business apprentice) or researcher who receives scholarship or fellowship grant income may use Form W-8BEN to claim benefits under a tax treaty that apply to reduce or eliminate U.S. tax on such income. NO FORM W-8BEN IS REQUIRED UNLESS A TREATY BENEFIT IS BEING CLAIMED. A nonresident alien student or researcher who receives compensation for personal services should use Form 8233 to claim any benefits of a tax treaty that apply to such compensation if the compensation is included in, or is in addition to, the individual's scholarship or fellowship grant income.

NOTE: If you are a nonresident alien individual who received noncompensatory scholarship or fellowship income and personal services income FROM THE SAME WITHHOLDING AGENT, you may use Form 8233 to claim a tax treaty withholding exemption for part or all of both types of income.

Generally, only a nonresident alien individual may use the terms of a tax treaty to reduce or eliminate U.S. tax on income from a scholarship or fellowship grant. However, most tax treaties contain a provision known as a "saving clause." Exceptions specified in the saving clause may permit an exemption from tax to continue for scholarship or fellowship grant income even after the recipient has otherwise become a U.S. resident alien for tax purposes. Thus, a student or researcher may continue to use Form W-8BEN to claim a tax treaty benefit if the withholding agent has otherwise indicated an intention to withhold on a scholarship or fellowship grant.

EXAMPLE. Article 20 of the U.S.-China income tax treaty allows an exemption from tax for scholarship income received by a Chinese student temporarily present in the United States. Under U.S. law, this student will become a resident alien for tax purposes if his or her stay in the United States exceeds 5 calendar years. However, paragraph 2 of the first Protocol to the U.S.-China treaty (dated April 30, 1984) allows the provisions of Article 20 to continue to apply even after the Chinese student becomes a resident alien of the United States.

COMPLETING LINES 4 AND 9A. Most tax treaties that contain an article exempting scholarship or fellowship grant income from taxation require that the recipient be a resident of the other treaty country at the time of, or immediately prior to, entry into the United States. Thus, a student or researcher may claim the exemption even if he or she no longer has a permanent address in the other treaty country after entry into the United States. If this is the case, you may provide a U.S. address on line 4 and still be eligible for the exemption if all other conditions required by the tax treaty are met. You must also identify on line 9a the tax treaty country of which you were a resident at the time of, or immediately prior to, your entry into the United States.

COMPLETING LINE 10. You must complete line 10 if you are a student or researcher claiming an exemption from taxation on your scholarship or fellowship grant income under a tax treaty. You must identify the applicable treaty article. Additionally, if you are a U.S. resident alien and are relying on an exception contained in the saving clause of a tax treaty to claim exemption from taxation on your scholarship or fellowship income, you must specify the article number (or location) in the tax treaty that contains the saving clause and its exceptions.

PART III

If you check this box, you must provide the withholding agent with the required statement for income from a notional principal contract that is to be treated as income not effectively connected with the conduct of a trade or business in the United States. You should update this statement as often as necessary. A new Form W-8BEN is not required for each update provided the form otherwise remains valid.

PART IV

Form W-8BEN must be signed and dated by the beneficial owner of the income, or, if the beneficial owner is not an individual, by an authorized representative or officer of the beneficial owner. If Form W-8BEN is completed by an agent acting under a duly authorized power of attorney, the form must be accompanied by the power of attorney in proper form or a copy thereof specifically authorizing the agent to represent the principal in making, executing, and presenting the form. FORM 2848, Power of Attorney and Declaration of Representative, may be used for this purpose. The agent, as well as the beneficial owner, may incur liability for the penalties provided for an erroneous, false, or fraudulent form.

BROKER TRANSACTIONS OR BARTER EXCHANGES. Income from transactions with a broker, or barter exchanges, is subject to reporting rules and backup withholding unless Form W-8BEN or a substitute form is filed to notify the broker or barter exchange that you are an exempt foreign person.

You are an exempt foreign person for a calendar year in which: (A) you are a nonresident alien individual or a foreign corporation, partnership, estate, or trust; (B) you are an individual who has not been, and does not plan to be, present in the United States for a total of 183 days or more during the calendar year; and (C) you are neither engaged, nor plan to be engaged during the year, in a U.S. trade or business that has effectively connected gains from transactions with a broker or barter exchange.

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PAPERWORK REDUCTION ACT NOTICE.  We ask for the information on this form to carry out the Internal Revenue laws of the United States. You are required to provide the information. We need it to ensure that you are complying with these laws and to allow us to figure and collect the right amount of tax.

You are not required to provide the information requested on a form that is subject to the Paperwork Reduction Act unless the form displays a valid OMB control number. Books or records relating to a form or its instructions must be retained as long as their contents may become material in the administration of any Internal Revenue law. Generally, tax returns and return information are confidential, as required by section 6103.

The time needed to complete and file this form will vary depending on individual circumstances. The estimated average time is: RECORDKEEPING, 5 hr., 58 min.; LEARNING ABOUT THE LAW OR THE FORM, 3 hr., 46 min.; PREPARING AND SENDING THE FORM TO IRS, 4 hr., 2 min.

If you have comments concerning the accuracy of these time estimates or suggestions for making this form simpler, we would be happy to hear from you. You can write to the Tax Forms Committee, Western Area Distribution Center, Rancho Cordova, CA 95743-0001. Do not send Form W-8BEN to this office. Instead, give it to your withholding agent.

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